UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 03, 2022

Premier Financial Corp.

(Exact name of Registrant as Specified in Its Charter)

Ohio	0-26850	34-1803915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Clinton Street
Defiance, Ohio		43512
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 419 782-5015

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	PFC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2022, Nikki R. Lanier was elected to the Board of Directors of Premier Financial Corp. Her appointment to the Board of Directors will be effective January 24, 2022. Ms. Lanier’s term will expire at the 2024 Annual Shareholders Meeting of the Company upon the election and qualification of her successor. Ms. Lanier will serve on the Compensation Committee and the Risk Committee of the Board of Directors. Ms. Lanier will also serve on the Board of Directors of Premier Bank, the Company’s wholly-owned subsidiary.

Ms. Lanier is the founder and Chief Executive Officer of Harper Slade, a racial equality advisory firm that began operations January 1, 2022. Prior to forming Harper Slade, Ms. Lanier was the Senior Vice President and Site General Manager of the Federal Reserve Bank of St. Louis (Louisville, KY Branch).

There are no transactions involving Ms. Lanier that require disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing the election of Ms. Lanier is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated January 7, 2022
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PREMIER FINANCIAL CORP.

Date:	1/7/2022	By:	/s/ Gary M. Small
Gary M. Small, Chief Executive Officer